UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2014

Commission File Number: 0-25662
ANADIGICS, Inc.
(Exact name of registrant as specified in its charter)
Delaware	22-2582106
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

141 Mt. Bethel Road, Warren, NJ	07059
(Address of prinicipal executive offices)	(Zip Code)

908-668-5000
(Registrants telephone number, including area code)

Item 2.02 Results of Operations and Financial Condition

On April 30, 2014, ANADIGICS, Inc. (“ANADIGICS” or the "Company") is issuing a press release and holding a conference call announcing its financial results for the first quarter 2014. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K. The information in this Form 8-K and the Exhibit attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Use of Non-GAAP Financial Measures

The attached press release includes financial measures that are not in accordance with GAAP, consisting of non-GAAP net income or loss and non-GAAP income or loss per share. Management uses these measures to evaluate the Company's operating and financial performance in light of business objectives, for planning purposes, when publicly providing our business outlook and to facilitate period-to-period comparisons. ANADIGICS believes that these measures are useful to investors because they enhance investors' ability to review the Company's business from the same perspective as the Company's management and facilitate comparisons of this period's results with prior periods. These non-GAAP measures exclude amounts related to stock-based compensation, marketable securities’ adjustments, certain non-recurring charges to cost of goods, and restructuring charges. Non-GAAP measures are used by some investors when assessing the ongoing operating and financial performance of our Company. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Management acknowledges that stock-based compensation is a recurring cost and is an important part of our employee’s compensation and impacts their performance. However the expense is non-cash in nature and there are various valuation methodologies and assumptions used in determining stock-based compensation that may be unrelated to operations, such as volatility and current interest rates. The presentation of the additional information should not be considered a substitute for net income or loss or income or loss per share prepared in accordance with GAAP.

The primary material limitations associated with the use of non-GAAP measures as compared to the most directly comparable GAAP financial measures are (i) they may not be comparable to similarly titled measures used by other companies in ANADIGICS industry, and (ii) they exclude financial information that some may consider important in evaluating our performance.  We compensate for these limitations by providing reconciliations of reported net income or loss and income or loss per share to non-GAAP net income or net loss and non-GAAP income or loss per share, respectively within this press release.

Pursuant to the requirements of Regulation G, ANADIGICS has included a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

99.1 Press Release issued by ANADIGICS, Inc., dated April 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANADIGICS, INC.
Date: April 30, 2014                 By: /s/ Terrence G. Gallagher
Name: Terrence G. Gallagher
Title: Vice President and Chief Financial Officer
EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by ANADIGICS, Inc., dated April 30, 2014

ANADIGICS ANNOUNCES FIRST QUARTER 2014 RESULTS

Net Sales of $23.3 Million
GAAP EPS ($0.14); Non-GAAP EPS ($0.11)

WARREN, N.J., April 30, 2014—ANADIGICS, Inc. (Nasdaq: ANAD), a leading provider of semiconductor solutions in the broadband wireless and wireline communications markets, reported first quarter 2014 net sales of $23.3 million, a decrease of 35.9% sequentially and 11.8% from the first quarter of 2013.

As of March 29, 2014, cash, cash equivalents and short and long-term marketable securities totaled $14.1 million.

GAAP net loss for the first quarter of 2014 was $11.7 million, or ($0.14) per diluted share compared to $19.0 million, or ($0.26) in the first quarter of 2013.  Non-GAAP net loss for the first quarter of 2014 was $9.6 million, or ($0.11) per share compared to $14.9 million, or ($0.20) in the first quarter of 2013.

“I am encouraged by the progress we are making this year with strong design-win activity across a broader customer base,” said Ron Michels, chairman & CEO of ANADIGICS. “Our improved manufacturing efficiency, substantial operating leverage and shift to a higher-margin product mix provides ANADIGICS with a foundation for profitable growth.”

“ANADIGICS’ non-GAAP gross margin increased by 1,020 basis points year over year in the first quarter of 2014,” said Terry Gallagher, vice president and CFO.  “We delivered overall cost reduction progress ahead of our plan and are well positioned for continued improvement.  For the second quarter, we expect revenues to rise by 8-12% and gross margin to expand by 250 to 550 basis points, sequentially.  Concurrent with this revenue and gross margin expansion, we expect a sequential reduction in operating expenses of greater than five percent.”

The statements regarding the Company’s anticipated future performance are forward looking and actual results may differ materially. Please see safe harbor statement at the end of this press release.

This press release includes financial measures that are not in accordance with GAAP, consisting of non-GAAP net income and loss per share. Management uses these measures to evaluate the Company's operating and financial performance in light of business objectives, for planning purposes, when publicly providing our business outlook and to facilitate period-to-period comparisons. ANADIGICS believes that these measures are useful to investors because they enhance investors' ability to review the Company's business from the same perspective as the Company's management and facilitate comparisons of this period's results with prior periods. These non-GAAP measures exclude amounts related to stock-based compensation, marketable securities’ adjustments, certain non-recurring charges to cost of goods and restructuring charges. Non-GAAP measures are used by some investors when assessing the ongoing operating and financial performance of our Company. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Management acknowledges that stock-based compensation is a recurring cost and is an important part of our employee’s compensation and impacts their performance. However, the expense is non-cash in nature and there are various valuation methodologies and assumptions used in determining stock-based compensation that may be unrelated to operations, such as volatility and current interest rates. The presentation of the additional information should not be considered a substitute for net income or loss or income or loss per share prepared in accordance with GAAP.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP measures as compared to the most directly comparable GAAP financial measures are (i) they may not be comparable to similarly titled measures used by other companies in ANADIGICS industry, and (ii) they exclude financial information that some may consider important in evaluating our performance. We compensate for these limitations by providing reconciliations of reported net income or loss and income or loss per share to non-GAAP net income or net loss and non-GAAP income or loss per share, respectively, within this press release.

Conference Call

ANADIGICS' senior management will conduct a conference call today at 5:00 PM Eastern Time. A live audio Webcast will be available at www.anadigics.com/investors. To listen to the conference via telephone, please call 866-459-1514, conference ID 28287213.  A recording of the call will be available approximately two hours after the end of the call on the ANADIGICS Web site at www.anadigics.com/investors or by dialing 855-859-2056 conference ID 28287213 (available until May 6, 2014).

Recent Highlights

April 25 – ANADIGICS Announces Production Shipments of New Quad-Band 3G/4G Power Amplifier
April 15 - China Telecom GALAXY S® 5 by Samsung Electronics Powered by ANADIGICS
April 11 - ANADIGICS Powers Samsung GALAXY S® 5 on Verizon Wireless
March 27 - Samsung Selects ANADIGICS WiFi Solutions for GALAXY Tab Pro
March 12 - Huawei Ascend P6S Powered by ANADIGICS WiFi Solution

About ANADIGICS, Inc.

ANADIGICS, Inc. (ANAD) designs and manufactures innovative radio frequency solutions for the growing cellular, WiFi, and infrastructure markets. Headquartered in Warren, NJ, ANADIGICS offers RF products with exceptional performance and integration to deliver a unique competitive advantage to OEMs and ODMs for mobile device, base station, CATV infrastructure, CATV subscriber, and industrial applications. The Company's award-winning solutions include power amplifiers, front-end ICs, front-end modules, line amplifiers, active splitters, tuners, and other RF components. For more information, visit www.anadigics.com.

Safe Harbor Statement

Except for historical information contained herein, this press release contains projections and other forward-looking statements (as that term is defined in the Securities Exchange Act of 1934, as amended). These projections and forward-looking statements reflect the Company's current views with respect to future events and financial performance and can generally be identified as such because the context of the statement will include words such as "believe", "anticipate", "expect", or words of similar import. Similarly, statements that describe our future plans, objectives, estimates or goals are forward-looking statements. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results and developments could differ materially from those projected as a result of certain factors. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause results to differ materially from those expressed or implied by such forward-looking statements. Further, all statements, other than statements of historical fact, are statements that could be deemed forward-looking statements.  We assume no obligation and do not intend to update these forward-looking statements, except as may be required by law.Important factors that could cause actual results and developments to be materially different from those expressed or implied by such projections and forward-looking statements include those factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2013, and those discussed elsewhere herein.

ANADIGICS, INC.
Consolidated Statements of Operations
(Amounts in thousands, except per share amounts, unaudited)

	Three months ended
	March 29, 2014	March 30, 2013
	Unaudited	Unaudited

Net sales	$23,271	$26,380
Cost of sales	21,000	27,101
Gross profit (loss)	2,271	(721)
Research and development expenses	8,576	10,280
Selling and administrative expenses	5,126	6,242
Restructuring charges	1,451	1,915
Operating loss	(12,882)	(19,158)
Interest income	5	93
Interest expense	(33)	-
Other income, net	1,160	46
Net loss	$(11,750)	$(19,019)

Net loss per share
Basic and diluted	$(0.14)	$(0.26)

Basic and dilutive shares outstanding	84,763	73,158

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

GAAP net loss	$(11,750)	$(19,019)
Stock compensation expense (excluding Restructuring charges)
Cost of sales	276	179
Research and development	554	345
Selling and administrative	1,013	1,048
Cost of sales charge (1)	-	730
Marketable securities redemptions and accretion (2)	(1,160)	(27)
Restructuring charges	1,451	1,915
Non-GAAP net loss	$(9,616)	$(14,829)

Non-GAAP loss per share (*)
Basic and diluted	$(0.11)	$(0.20)

(*) Calculated using related GAAP shares outstanding

(1) Cost of sales charge for the three months ended March 30, 2013 included charges for repair and product scrap from accelerated production ramp.
(2) Marketable securities adjustments include realized gains upon redemptions and interest accretion.

ANADIGICS, INC.
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	March 29, 2014	12/31/2013 (*)
Assets	Unaudited

Current assets:
Cash and cash equivalents	$13,607	$20,947
Marketable securities	450	3,447
Accounts receivable	12,421	15,156
Inventory	22,522	21,114
Prepaid expenses and other current assets	5,110	3,628
Total current assets	54,110	64,292

Plant and equipment, net	30,251	33,176
Other assets	213	213
	$84,574	$97,681

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$10,837	$13,043
Accrued liabilities	4,392	4,380
Accrued restructuring costs	529	245
Total current liabilities	15,758	17,668

Other long-term liabilities	1,501	1,604

Stockholders’ equity	67,315	78,409
	$84,574	$97,681

(*) The condensed balance sheet at December 31, 2013 has been derived from the audited financial statements at such date but does not include all the information and footnotes required by U.S.
generally accepted accounting principles for complete financial statements.